As filed with the Securities and Exchange Commission on September 25, 1996



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              US Diagnostic Inc.
- -------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
- -------------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)

                                  11-3146389
- -------------------------------------------------------------------------------
                     (I.R.S. employer identification no.)

            777 South Flagler Drive, West Palm Beach, Florida 33401
- -------------------------------------------------------------------------------
                   (Address of principal executive offices)

                            1993 Stock Option Plan
                             (Full title of plan)

           Jeffrey A. Goffman, Chairman and Chief Executive Officer
                              US Diagnostic Inc.
                            777 South Flagler Drive
                        West Palm Beach, Florida 33401
                    (Name and address of agent for service)

                                (561) 832-0006
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Michael D. Karsch, Esq.
                              US Diagnostic Inc.
                            777 South Flagler Drive
                        West Palm Beach, Florida 33401

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------

                                   Proposed            Proposed
                                   Maximum              Maximum
                                   Offering            Aggregate                           Amount of
Title of Securities                  to be             Price Per        Offering         Registration
 to be Registered                  Registered           Share(1)         Price               Fee
 ----------------                  ----------           --------         -----               ---
Common Stock, $.01
  par value                        200,000               $11.94           $2,388,000           $823

- -------------------------------------------------------------------------------

- ---------
(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Common Stock on September 23, 1996 as reported on the Nasdaq National Market.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

               The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by US Diagnostic Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

     (a) The Registrant's Annual Report on Form 10-KSB (File No. 1-13392) for its year ending December 31, 1995;

     (b) The Registrant's quarterly report on form 10-QSB for the quarterly period ended June 30, 1996; and

     (c) The Registrant's Registration Statement on Form 8-A declared effective on October 20, 1994, registering the Common Stock, $.01 par value, under the Securities Exchange Act of 1934, as amended.

Item 4.        Description of Securities

               No response is required to this item.

Item 5.        Interests of Named Experts and Counsel

               The legality of the securities offered hereby has been passed upon by Michael D. Karsch, Executive Vice President and General Counsel. Michael D. Karsch beneficially owns 75,000 shares of Common Stock.

Item 6.        Indemnification of Directors and Officers.

               The Amended Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law.

               Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to the indemnification of the officers and directors, which Section is hereby incorporated herein by reference.

               The Registrant also has Indemnification Agreements with each of its executive officers and directors.

Item 7.        Exemption from Registration Claimed

               No response is required to this item.

Item 8.        Exhibits

               5 Opinion of Michael D. Karsch, with respect to the legality of the Common Stock to be registered hereunder

               10.1   1993 Stock Option Plan*

               23.1   Consent of Moore Stephens

               23.2   Consent of Michael D. Karsch (contained in Exhibit 5)

               ---------
               * Incorporated by reference to the Company's Registration Statement on Form SB-2 (file no. 33-73414)

Item 9.        Undertakings

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registrant Statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                            (2) That, for the purpose of determining any
               liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                            (3) To remove from the registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 ( and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 nay be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 19th day of September 1996.

                                           US DIAGNOSTIC INC.


                                           By: /s/ Jeffrey A. Goffman
                                               ----------------------------
                                               Jeffrey A. Goffman, Chairman
                                               and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the date indicated.

              Signature                          Title                                  Date
              ---------                          -----                                  ----

 /s/ Jeffrey A. Goffman                     Chairman and Chief Executive             September 19, 1996
- -----------------------------------          Officer
     Jeffrey A. Goffman


 /s/ Amos F. Almand, III                    Senior Vice President and                September 19, 1996
- ------------------------------------         Director
     Amos F. Almand, III


 /s/ Joseph A. Paul                         President and Director                   September 19, 1996
- --------------------------------------
     Joseph A. Paul


 /s/ C. Keith Hartley                       Director                                 September 19, 1996
- --------------------------------------
     C. Keith Hartley


 /s/ Charles Jacobson                       Director                                 September 19, 1996
- --------------------------------------
     Charles Jacobson


 /s/ Michael D. Karsch                      Director                                 September 19, 1996
- -----------------------------------
     Michael D. Karsch


 /s/ Laurans Mendelson                      Director                                 September 19, 1996
- --------------------------------------
     Laurans Mendelson









- --------------------------------------      Director                                 September 19, 1996
Gordon Rausser, Ph.D.


/s/ Paul Andrew Shaw                        Vice President and                       September 19, 1996
- --------------------------------             Chief Financial Officer
    Paul Andrew Shaw



                               INDEX TO EXHIBITS
                              US DIAGNOSTIC INC.

                                                                                 Sequentially
Exhibit                                                                            Numbered
  No.             Description                                                        Page
  ---             -----------                                                        ----
5                 Opinion of Michael D. Karsch, with respect to the
                  legality of the Common Stock to be registered
                  hereunder

10.1              1993 Stock Option Plan*

23.1              Consent of Moore Stephens, P.C.

23.2              Consent of Michael D. Karsch (contained in Exhibit 5)


- --------------
* Incorporated by reference to the Company's Registration Statement on Form SB-2 (file no. 33-73414)